Exhibit 10.79

AMENDMENT NO. 2

TO THE EMPLOYMENT AGREEMENT BETWEEN

VARI-LITE INTERNATIONAL, INC. AND H.R. BRUTSCHÉ III

This Amendment No. 2 to the Employment Agreement, dated as of June 30, 2002, is by and between Vari-Lite International, Inc. (the “Company”) and H.R. Brutsché III (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company (formerly known as Vari-Lite Holdings, Inc.) and the Executive entered into that certain Employment Agreement, dated as of July 1, 1995, as amended by Amendment No. 1 to the Employment Agreement, dated August 11, 1997 (as amended, the “Employment Agreement”); and

WHEREAS, the Company has suffered a decline in its financial performance and management and the Board of Directors of the Company have made recommendations for reducing expenses of the Company in order to improve the Company’s financial performance; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has determined that it is in the best financial interest of the Company to amend the Agreement to reduce the “Base Salary” payable thereunder to $375,000; and

WHEREAS, the Executive is a significant stockholder of the Company and agrees that it is in the best financial interest of the Company to agree to the reduction in Base Salary proposed by the Compensation Committee; and

WHEREAS, the Company and the Executive have agreed that it is in the best interest of the Company to enter into (a) the Termination of Split Dollar Life Insurance Agreement, dated as of even date herewith, by and between the Company and Executive, (b) the Termination of Amended and Restated Split Dollar Life Insurance Agreement dated as of even date herewith, by and between the Company and Executive, and (c) the Deferred Compensation Termination Agreement, dated as of even date herewith, by and between the Company and Executive;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, effective as of the date hereof:

1.             The Executive’s Base Salary is hereby reduced from $507,000 to $375,000.

2.             The first sentence of  Section 5(a) of the Agreement is hereby amended to read in its entirety as follows:

“(a)                            BASE SALARY.  The Company shall pay the Executive an annual salary of $375,000 (the “Base Salary”).”

3.             Sections 5(d) and 5(h) of the Employment Agreement are hereby deleted in their entirety.

4.             Except as amended hereby, the Employment Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VARI-LITE INTERNATIONAL, INC.

By:
T. Clay Powers, President

H. R. Brutsché III